EXHIBIT 10.2

                                    February 23, 2003

VIA REGISTERED MAIL

Benjamin Corn, M.D.
Rehov Zelda 1
Jerusalem, Israel

Dear Mr. Corn:

As we discussed and agreed, you have informed Keryx Biopharmaceuticals, Inc. and Keryx (Israel) Ltd. (jointly, the "Company") of your intent to resign from your employment with the Company effective March 21, 2003 or at an earlier date to be agreed upon by you and the Company (the "Resignation Date"). You shall have resigned by December 23, 2002, from your positions as President and Chief Executive Officer and all other officer or director positions that you hold with the Company and any of its subsidiaries or affiliates, but you shall remain employed by the Company and shall receive the same rate of compensation and benefits as you are currently receiving through the Resignation Date (the "Transition Period"). In exchange for such compensation and benefits, you agree that you shall assist designated Company employees with transitional matters throughout the Transition Period.

As we discussed, following the Resignation Date, the Company will provide you with the enhanced severance benefits described on Attachment A hereto if you sign and return this letter agreement (the "Agreement") on or before March 17, 2003 and you execute, on the Resignation Date, the Release Agreement attached as Attachment B to this Agreement (the "Release Agreement"), provided that you do not revoke your consent to this Agreement or Release Agreement as discussed below.

By signing and returning this Agreement and the Release Agreement, you will be agreeing to the terms and conditions set forth in the paragraphs therein, including the release of claims. Therefore, you are advised to consult with an attorney before signing this Agreement and the Release Agreement and you may take up to twenty-one (21) days to do so.

After you sign this Agreement and the Release Agreement, you may change your mind and revoke your assent of each agreement during the seven (7) day period after you have signed the specific agreement (the "Revocation Period") by notifying Bob Trachtenberg of your revocation in writing. If you do not revoke your assent to this Agreement or the Release Agreement before the expiration of the applicable Revocation Period, this Agreement and the Release Agreement will become binding documents between you and the Company. If you choose not to timely sign and return both this Agreement and the Release Agreement, or if you sign the agreements but revoke your consent during the Revocation Period, you shall not receive any enhanced severance benefits from the Company.

If you choose not to sign this Agreement by March 17, 2003 or the Release Agreement on the Resignation Date, you shall not receive the enhanced severance benefits described in

Attachment A. You will, however, receive payment for any accrued wages, unused vacation time and any severance payments due pursuant to the terms of the Severance Compensation Law - 1963 that accrued through the Resignation Date. Also, regardless of signing this Agreement or the Release Agreement, you may elect to continue receiving group medical insurance pursuant to the federal "COBRA" law, 29 U.S.C. ss. 1161 et seq. All premium costs shall be paid by you on a monthly basis for as long as, and to the extent that, you remain eligible for COBRA continuation. You should consult the COBRA materials to be provided by the Company for details regarding these benefits. All other benefits, including life insurance and long-term disability insurance, will cease upon the Resignation Date in accordance with the plan documents.

The following paragraphs and attachments set forth the terms and conditions that will apply if you timely sign and return this Agreement by March 17, 2003 and if you sign and return the Release Agreement on the Resignation Date and you do not revoke your consent to either this Agreement or the Release Agreement within the applicable Revocation Period:

1. Resignation Date - Your effective date of resignation from the Company is March 21, 2003.

2. Description of Enhanced Severance Benefits - The enhanced severance benefits to be paid to you if you timely sign and return this Agreement and the Release Agreement and do not revoke your consent to either agreements are described in the "Description of Enhanced Severance Benefits" attached as Attachment A (the "enhanced severance benefits").

      3. Release - Subject to the fulfillment of the Enhanced Severance Benefits Agreement by the Company and the release declaration of the Company and in consideration of the payment of the enhanced severance benefits, which you acknowledge you would not otherwise be entitled to receive, you hereby fully, forever, irrevocably and unconditionally release, remise and discharge TriNet Employer Group, Inc. and the Company, including all of their respective officers, directors, stockholders, corporate affiliates, subsidiaries, and parent companies and their respective agents and employees, from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature that you ever had or now have against TriNet Employer Group, Inc. and the Company, including all of their respective officers, directors, stockholders, corporate affiliates, subsidiaries and parent companies and their respective agents and employees, arising out of your employment with and/or separation from the Company including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss. 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. ss. 12101 et seq., the Family and Medical Leave Act, 29 U.S.C. ss. 2601 et seq., the Worker Adjustment and Retraining Notification Act ("WARN"), 29 U.S.C. ss. 2101 et seq. and the Rehabilitation Act of 1973, 29 U.S.C. ss. 701 et seq., all as amended, and all claims arising out of the Fair Credit Reporting Act, 15 U.S.C. ss. 1681 et seq., the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. ss. 1001 et seq., the Massachusetts Fair


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

      Employment Practices Act, M.G.L. c.151B, ss. 1 et seq., the Massachusetts Civil Rights Act, M.G.L. c.12, ss.ss. 11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c.93, ss. 102 and M.G.L. c.214, ss. 1C, the Massachusetts Labor and Industries Act, M.G.L. c.149,ss. 1 et seq., the Massachusetts Privacy Act, M.G.L. c.214, ss. 1B, and the Massachusetts Maternity Leave Act, M.G.L. c.149, ss. 105(d), and all relevant laws of the State of Israel, all as amended, all common law claims including, but not limited to, actions in tort, defamation and breach of contract (including all claims alleged under the terms of the Employment Agreement, as defined below), all claims to any non-vested ownership interest in the Company, contractual or otherwise, including, but not limited to, claims to stock or stock options, and any claim or damage arising out of your employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this Agreement shall prevent you from filing, cooperating with, or participating in a discrimination proceeding before a state or federal Fair Employment Practices Agency or court (except that you acknowledge that you may not recover any monetary benefit in such proceeding unless this Agreement is held invalid by such an agency or court).

4. Non-Disclosure, Non-Competition and Inventions - You acknowledge your obligation to keep confidential all non-public information concerning the Company that you acquired during the course of your employment with the Company, as stated more fully in Sections 8.8 and 8.9 of the Amended Employment Agreement you executed on November 26, 2001 (the "Employment Agreement"), which Sections remain in full force and effect. You further acknowledge and reaffirm your obligations under Sections 8.10 and 9 of the Employment Agreement, including your obligation not to compete with the Company, which also remain in full force and effect.

5. Return of Company Property - You agree to return within seven (7) days of the Resignation Date all Company property including, but not limited to, keys, files, office equipment, passwords, passcodes, computer software (and all copies thereof), and computer hardware, that is in your possession or control. You further agree to leave intact all electronic Company documents, including those that you developed during your employment.

6. Execution of Release Agreement - You agree to execute on the Resignation Date the Release Agreement in the form attached hereto as Attachment B.

7. Resignation from Employment Positions - You hereby confirm that you have resigned from your positions as President and Chief Executive Officer of the Company, as well as from any and all other positions as an officer or director of the Company and any and all of its subsidiaries or affiliates.

8. Non-Disparagement - To the extent not in violation of the law, you understand and agree that as a condition for payment to you of the enhanced severance benefits herein described, you shall not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee,


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

      consultant, client or customer of the Company regarding the Company, its subsidiaries and their respective directors, officers, employees, agents or representatives or about the Company's business affairs, financial condition, products and technologies.

9. Amendment - This Agreement, including the Release Agreement, shall be binding upon the parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the parties hereto. This Agreement and the Release Agreement are binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

10. Waiver of Rights - No delay or omission by the either party to this Agreement in exercising any right under this Agreement or the Release Agreement shall operate as a waiver of that or any other right. A waiver or consent given by a party on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion. Furthermore, in the event each party breaches any term of this Agreement, including the Release Agreement, the non-breaching party reserves its right to pursue any and all remedies and damages available to it concerning such breach.

11. Validity - Should any provision of this Agreement or the Release Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement or the Release Agreement, as applicable.

12. Confidentiality - To the extent permitted by law, you understand and agree that as a condition for payment to you of the enhanced severance benefits herein described, the terms and contents of this Agreement and the Release Agreement, and the contents of the negotiations and discussions resulting in this Agreement and the Release Agreement, shall be maintained as confidential by you and your agents and representatives and shall not be disclosed to any third party except to the extent required by federal or state law or as otherwise agreed to in writing by the Company. You understand and agree that the Company will have to file this Agreement and Release Agreement with appropriate federal agencies.

13. Nature of Agreement - You understand and agree that this Agreement and the Release Agreement is a severance agreement and does not constitute an admission of liability or wrongdoing on the part of the Company.

14. Acknowledgments - You acknowledge that you have been given at least twenty-one (21) days to consider this Agreement, including Attachments A and B, and that the Company advised you to consult with an attorney of your own choosing prior to signing this Agreement and the Release Agreement. You understand that you may change your mind and revoke your assent to the particular agreement during the seven (7) day period after you have signed either agreement by notifying Bob Trachtenberg of your revocation in


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

      writing, and that the agreements shall not be effective or enforceable until the expiration of this seven (7) day Revocation Period. If you do not revoke your assent to this Agreement or the Release Agreement before the expiration of the applicable Revocation Period, this Agreement and the Release Agreement will become binding documents between you and the Company. You understand and agree that by entering into this Agreement and the Release Agreement, you are waiving any and all rights or claims you might have under The Age Discrimination in Employment Act, as amended by The Older Workers Benefit Protection Act, and that you have received consideration beyond that to which you were previously entitled.

15. Voluntary Assent - You affirm that no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign this Agreement or the Release Agreement, and that you fully understand the meaning and intent of this Agreement and the Release Agreement. You state and represent that you have had an opportunity to fully discuss and review the terms of this Agreement, including Attachments A and B, with an attorney. You further state and represent that you have carefully read this Agreement, including Attachments A and B, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign your name of your own free act.

16. Applicable Law - This Agreement and the Release Agreement shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. You hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this Agreement and the Release Agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Agreement, the Release Agreement or the subject matter hereof.

17. Entire Agreement - This Agreement, including Attachments A and B, contains and constitutes the entire understanding and agreement between the parties hereto with respect to your enhanced severance benefits and the settlement of claims against the Company and cancels all previous oral and written negotiations, agreements, commitments, writings in connection therewith. Nothing in this paragraph, however, shall modify, cancel or supersede your obligations set forth in paragraph 4.

      If you have any questions about the matters covered in this Agreement or the Release Agreement, please call me. If you choose to execute this Agreement, please return all pages of this Agreement, including Attachments A and B, to me no later than March 17, 2003. You may retain the enclosed copy of the Agreement for your records.

                                    Very truly yours,


                                    By:  /s/ Michael S. Weiss
                                        --------------------------------
                                        Name:  Michael S. Weiss
                                        Title: Chief Executive Officer


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

I hereby agree to the terms and conditions set forth above and in Attachments A and B. I have been given at least twenty-one (21) days to consider this Agreement and the Release Agreement and I have chosen to execute this Agreement on the date below. I intend that this Agreement will become a binding agreement between the Company and me if I do not revoke my acceptance within seven (7) days.


 /s/ Benjamin Corn                                Date   3/17/03
-------------------------------------
Employee Name:  Benjamin Corn, M.D.

To be returned by March 17, 2003.

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

                                  ATTACHMENT A

                   DESCRIPTION OF ENHANCED SEVERANCE BENEFITS

In exchange for your timely execution and non-revocation of this Agreement and the Release Agreement, including the release of claims found therein, the Company agrees to provide you with the following enhanced severance benefits:

For avoidance of any doubt and for clarification purpose, you shall be entitled to receive the following benefits according to Israeli law, in addition to the Enhanced Severance Benefits described herein in sections (a-e) these benefits (1-4) will be paid to you unconditionally, regardless of the Release Agreement:

                  1. The Company shall pay all your salaries and benefits until March 21, 2003.

                  2. The Company shall furnish you a notice of release to the insurance company of Bituach Menahalim in your name, which includes severance pay as required by Israeli law.

                  3. The Company shall furnish you a notice of release of your Keren Hishtalmut.

                  4. Your last salary payment following the Termination Date shall include a payment for any and all accrued but unused vacation days and the D'mei Havra'ah to which you are entitled.

(a) Severance Pay - The Company agrees to provide you with severance pay in the amount of one hundred sixty-six thousand six hundred sixty-six dollars and sixty-seven cents ($166,666.67), less all applicable taxes and withholdings, which is equivalent to eight (8) months of salary continuation at your current annualized base rate of $250,000 (the "Severance Pay"). The Severance Pay shall be paid to you over an eight (8) month period in accordance with the Company's normal payroll procedures after this Agreement and the Release Agreement become binding and enforceable.

(b) Accelerated Vesting - You currently have 100,000 unvested options. Notwithstanding anything to the contrary in the applicable Share Option Plan, effective upon the Resignation Date one hundred percent (100%) of the portion of your option to purchase shares of common stock of the Company that remains unvested as of the Resignation Date shall become immediately vested and exercisable in full.

(c) Extension of Exercise Period - Notwithstanding anything to the contrary in the applicable Share Option Plan or option agreement, effective upon the Resignation Date the Company shall extend the period during which you may exercise your stock options,


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

      to the extent such options are fully vested on the Resignation Date after giving effect to the acceleration provided for in paragraph (b) above, until March 21, 2005.


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

                                  ATTACHMENT B

                                RELEASE AGREEMENT

      Subject to the fulfillment of the Enhanced Severance Benefits Agreement by the Company and in consideration of the mutual promises set forth herein and in the letter agreement between the parties dated February 23, 2003 (the "Agreement"), which you acknowledge you would not otherwise be entitled to receive, you hereby fully, forever, irrevocably and unconditionally release, remise and discharge TriNet Employer Group, Inc. and the Company, including all of their respective officers, directors, stockholders, corporate affiliates, subsidiaries, and parent companies and their respective agents and employees, from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature that you ever had or now have against TriNet Employer Group, Inc. and the Company, including all of their respective officers, directors, stockholders, corporate affiliates, subsidiaries and parent companies and their respective agents and employees, arising out of your employment with and/or separation from the Company including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss. 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. ss. 12101 et seq., the Family and Medical Leave Act, 29 U.S.C. ss. 2601 et seq., the Worker Adjustment and Retraining Notification Act ("WARN"), 29 U.S.C. ss. 2101 et seq. and the Rehabilitation Act of 1973, 29 U.S.C. ss. 701 et seq., all as amended, and all claims arising out of the Fair Credit Reporting Act, 15 U.S.C. ss. 1681 et seq., the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. ss. 1001 et seq., the Massachusetts Fair Employment Practices Act, M.G.L. c.151B, ss. 1 et seq., the Massachusetts Civil Rights Act, M.G.L. c.12, ss.ss. 11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c.93, ss. 102 and M.G.L. c.214, ss. 1C, the Massachusetts Labor and Industries Act, M.G.L. c.149,ss. 1 et seq., the Massachusetts Privacy Act, M.G.L. c.214, ss.1B, and the Massachusetts Maternity Leave Act, M.G.L. c.149, ss. 105(d), and all relevant laws of the State of Israel, all as amended, all common law claims including, but not limited to, actions in tort, defamation and breach of contract (including all claims alleged under the terms of the Employment Agreement, as defined in the Agreement), all claims to any non-vested ownership interest in the Company, contractual or otherwise, including, but not limited to, claims to stock or stock options, and any claim or damage arising out of your employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this Release Agreement shall prevent you from filing, cooperating with, or participating in a discrimination proceeding before a state or federal Fair Employment Practices Agency or court (except that you acknowledge that you may not recover any monetary benefit in such proceeding unless this Release Agreement is held invalid by such an agency or court).

      You acknowledge that you have been given more than twenty-one (21) days to consider this Release Agreement, and that the Company advised you to consult with an attorney of your choosing prior to signing this Release Agreement. You understand that you may change your mind and revoke your assent during the seven (7) day period after you have signed this Release Agreement (the "Revocation Period") by notifying Bob Trachtenberg of your revocation in writing, that the Release Agreement shall not be effective or enforceable until the expiration of this seven (7) day Revocation Period, and that no enhanced severance benefits pursuant to the Agreement shall be due to you until the expiration of such Revocation Period. If you do not revoke your assent to this Release Agreement before the expiration of the Revocation Period, the Release Agreement will become binding between you and the Company.

      You acknowledge that you have been reimbursed by the Company for all business expenses incurred by you in conjunction with your employment with the Company and that no other reimbursements are owed to you. You further acknowledge that you have been provided with all compensation and benefits due to you as of the date of this Release Agreement, including, but not limited to, any and all wages, expense reimbursements, bonuses and any accrued but unused vacation time, and that you are not entitled to receive any additional consideration beyond that provided for in paragraph 2 of the Agreement.

      IN WITNESS WHEREOF, Dr.. Corn has set his hand and seal to this Release Agreement as of the date below.

      Benjamin Corn, M.D.


      /s/ Benjamin Corn                   Date:  3/17/03
      -----------------------                  --------------


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